Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ASE Technology Holding Co., Ltd.

(Exact Name of Registrant as Specified in its Charter (English Translation))

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)

Equity	Common Shares, par value NT$10.00 per share	Rule 457(h)	150,000,000(3)	$3.31(3)	$496,500,000(3)	$0.0001476	$73,283.40

Total Offering Amounts			150,000,000		$496,500,000		$73,283.40

Total Fee Offsets							—

Net Fee Due							$73,283.40

(1)

This registration statement on Form S-8 (this “Registration Statement”) covers common shares, par value NT$10.00 per share (“Shares”), of ASE Technology Holding Co., Ltd. (the “Company” or the “Registrant”), which are represented by American depositary shares (“ADSs”), with each ADS representing two Shares. The ADSs issuable upon deposit of the Shares have been registered under a separate registration statement on Form F-6.

(2)

This Registration Statement covers Shares (i) issuable pursuant to the ASE Technology Holding Co., Ltd. 2023 Employee Stock Option Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Shares that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(3)

Represents Shares which are issuable upon the exercise of outstanding options previously granted under the Plan as of the date of this Registration Statement. The per share and aggregate offering prices are calculated based on the weighted average of the exercise price of options which have been already granted and are outstanding under the Plan in accordance with Rule 457(h) under the Securities Act. For the purpose of calculating the per share and aggregate offering prices, New Taiwan dollar amounts were translated into U.S. dollars at a rate of NT$32.3600 to US$1.00, the exchange rate as set forth in the H.10 weekly statistical release of the Federal Reserve System of the United States on October 20, 2023.

(4)	Rounded up to the nearest penny.